December 4, 2012 Business and Financial Update Exhibit 99.1

Safe Harbor Statement The information contained herein is as of the date of this presentation. Many factors may impact forward-looking statements including, but not limited to, the following: impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals or new legislation; impact of electric and gas utility restructuring in Michigan, including legislative amendments and Customer Choice programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, increased thefts of electricity and gas and high levels of uncollectible accounts receivable; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; the potential for increased costs or delays in completion of significant construction projects; the uncertainties of successful exploration of unconventional gas and oil resources and challenges in estimating gas and oil reserves with certainty; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the availability, cost, coverage and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; binding arbitration, litigation and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements refer only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the “Forward-Looking Statements” sections in each of DTE Energy’s and Detroit Edison’s 2011 Forms 10-K and 2012 Form 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison. Cautionary Note – The Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation such as "probable reserves" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. You are urged to consider closely the disclosure in DTE Energy’s 2011 Form 10-K, File No. 1-11607, available from our offices or from our website at www.dteenergy.com. You can also obtain this Form from the SEC by accessing its website at www.sec.gov or by calling 1-800-SEC-0330. 2

• Overview • Utility Growth • Non - Utility Growth • Summary 3

DTE Energy is an Integrated Energy Company

Strong, Stable and Growing Utilities

~80% of DTE Energy's 2011 Earnings



Detroit Edison

- Electric generation and distribution
- 2.1 million customers
- Fully regulated by Michigan Public Service Commission (MPSC)



MichCon

- Natural gas distribution
- 1.2 million customers
- Fully regulated by MPSC

Complementary Non-Utility Businesses

~20% of DTE Energy's 2011 Earnings



Gas Storage & Pipelines

Transport and store natural gas



Power & Industrial Projects

Own and operate energy related assets



Energy Trading

Generate economic value and provide strategic benefits

4

5%-6% Average Annual EPS Growth Attractive Dividend Investment Thesis DTE Energy has a plan it believes will provide 5% - 6% long-term operating EPS growth, an attractive dividend yield and a strong balance sheet – Utility growth plan driven by mandated investments – Constructive regulatory structure and continued cost savings enable utilities to earn their authorized returns – Plans in place to achieve operational excellence and customer satisfaction that are distinctive in our industry, with a focus on customer affordability – Meaningful, low-risk growth opportunities in non- utility businesses continue to provide diversity in earnings and geography 5

2008A 2009A 2010A 2011A 2012E 2013E 2014E 2015E 2016E 6 Targeting 5% - 6% long-term operating EPS* growth from 2013 Early Outlook** * Reconciliation to GAAP reported earnings included in the appendix ** Midpoint of guidance range $3.30 $3.90** $4.00** Revised Guidance $3.73 $3.60 Dividend per share 5.4% CAGR 2009-2012 (Annualized) $2.12 $2.18 $2.32 $2.42 Operating EPS* 7% CAGR 2008-2013 Early Outlook $2.12 $2.89 (dollars)

2013 Operating Earnings* Early Outlook 2013 Drivers * Reconciliation to GAAP reported earnings included in the appendix 2013 Early Outlook 2012 Revised Guidance 7 (millions, except EPS) Detroit Edison Renewables growth, continued cost control and normal weather $480 - $490 $475 - $485 MichCon Full year rate increase and normal weather 110 - 115 113 - 118 Gas Storage & Pipelines Growth from Bluestone and expansion of Millennium 60 62 - 67 Power & Industrial Projects Earnings growth from reduced emissions fuel (REF) and renewable energy projects 48 - 52 60 - 70 Energy Trading Planning for comparable market opportunities 10 - 25 10 - 30 Corporate & Other (54) (46) Lower interest expense and taxes DTE Energy Operating EPS Avg. Shares Outstanding $654 - $688 $3.80 - $4.00 172 $674 - $724 $3.85 - $4.15 175

Cash from Operations* $5.0 Equity $0.9 Debt* $1.4 Capital Spending $5.9 Dividends $1.4 2013 – 2015 cash from operations and equity issuances support utility capital spend and a strong balance sheet 8 • Average annual equity issuances ~$300 million • Leverage target of 50% – 52% • FFO/Debt** target of 22% – 24% (billions) * Excludes securitization ** Debt excludes securitization, a portion of MichCon’s short-term debt, and considers 50% of the Junior Subordinated Notes as equity Sources of $7.3 billion Uses of $7.3 billion

9 Governor Snyder delivers speech highlighting vision for comprehensive energy policy Highlights of the Governor’s energy policy update • Michigan must identify energy solutions that are adaptable to future changes • There are three pillars that every decision must stand upon: • Excellent reliability • Affordable price • Protected environment • Collect comments in 2013 from legislators and the public on information to support good energy policy decisions • Does not support changes to existing energy framework before 2015

Michigan economic indicators highlight continued recovery 10 Ranked Michigan #1 for job growth Ranked Michigan #2 in Economic Health Michigan #7 up from #49 on Corporate Income Tax ranking 2009 2010 2011 2012E 1,144 1,578 1,912 2,246 Increased Auto Production (000s) 2009 2010 2011 2012E 13.4% 12.6% 10.3% 8.9% Lower Unemployment Rate 2009 2010 2011 2012E 6.7 8.7 9.8 10.6 Housing Starts Up (000s) Source: Auto and housing statistics from IHS; unemployment rate from Bureau of Labor Statistics with forecast from DTE Energy

• Overview • Utility Growth • Non - Utility Growth • Summary 11

DTE Energy

Delay rate case filings at both utilities through strategies that maintain financial health and customer affordability

	2013	2014	2015
Detroit Edison Strategy "Bridge to 2015"	• Continued cost control in 2013 and beyond	• Amortize regulatory liability* to income	• Securitization surcharge** ends; headroom for new base rates
MichCon Strategy "Recover infrastructure investment"	• Final rate order in 2013 with proposed Infrastructure Recovery Mechanism (IRM) • IRM and continued cost control could delay need for new rates		

* $127 million revenue decoupling mechanism refund
** ~$300 million Fermi 2 securitization bond surcharge

12

13 Detroit Edison Planned 2013 – 2017 Investment Profile* Base Infrastructure $4.7 billion Renewable Energy & Energy Efficiency $500 million Environmental Compliance $1.2 billion • Investments to meet evolving environmental requirements • $350 million investment in 2013 • Investments to ensure reliability of plants and distribution systems • $950 million investment in 2013 • Renewable generation to meet 10% Michigan standard by 2015 • $200 million investment in 2013 * Detailed 5 year capital investment plan in appendix

Detroit Edison Renewable energy wind development 14 Gratiot Wind Energy 212 MW Wind online March 2012 102 MW (64 turbines) owned and operated by Detroit Edison Echo Wind Park 110 MW Wind 2013 Construction ~$250 million capital investment Thumb Wind Parks 110 MW Wind In-service 4Q 2012 ~$250 million capital investment

15 Long-term units 4,410 Medium-term units 2,420 Short-term units 310 DTE Coal Fleet Plans through 2020 (MW of Capacity) Dry sorbent injection (DSI) technology and REF enables coal plants to achieve environmental compliance Long-term units • Continued long-term investment • Part of fleet for at least 20 years Medium-term units • May face retirement after 2020 Short-term units • DSI not economical; likely to be retired in the next few years

Main Renewal, Meter Move-Out & Pipeline Integrity $400 million Base Infrastructure $650 million 16 MichCon Planned 2013 – 2017 Investment Profile* • Investment recovered through proposed IRM • $80 million investment in 2013 • Strengthen and expand distribution system • $130 million investment in 2013 * Detailed 5 year capital investment plan in appendix

Over the past several years, DTE Energy has been an industry leader in O&M cost management 17 * Source: SNL Financial, FERC Form 1; major US Electric Utilities with O&M > $800 million; excluding fuel and purchase power ** Source: SNL Financial, FERC Form 2; gas distribution companies with greater than 300,000 customers Avg. 23% Detroit Edison MichCon 2007 – 2011 Change in O&M Costs Gas Utilities** Electric Utilities* 55% -1% 64% -15% -3% Avg. 20%

Continuous improvement initiatives driving increases in customer satisfaction at both utilities Detroit Edison 2012 ranking High Low Detroit Edison 2008 ranking MichCon 2012 ranking High Low MichCon 2008 ranking 18 Midwest Electric Utility Ranking (JD Power) Midwest Gas Utility Ranking (JD Power)

• Overview • Utility Growth • Non - Utility Growth • Summary 19

Gas Storage & Pipelines developing an asset portfolio with multiple growth platforms 20

21 Gas Storage & Pipelines Platform Overview Wood-fired Plant Cassville, WI Proposed NEXUS Gas Transmission • ~$1.5 billion investment; DTE ~$500 million • In-service target of early 2016 • Market to drive additional expansions Storage & Vector Platforms • Includes Michigan storage facilities and Vector pipeline • Continue to optimize operations and renew long-term contracts Bluestone • Initial lateral and gathering in- service November 2012 • Remaining lateral in-service January 2013 Millennium Pipeline & Expansions • Capacity expansions underway • First expansion in-service 1Q 2013 Marcellus Platform Utica Platform Gas Storage NEXUS Gas Transmission Bluestone Pipeline

2012E 2013E 2014E 2015E 2016E 2017E Gas Storage & Pipelines operating earnings* potential of $120 million by 2017 22 ~$120 * Reconciliation to GAAP reported earnings included in the appendix (millions) Storage Platform Vector Platform Marcellus Platform Utica Platform and additional growth $30 $10 $60 $20 $60 $62 - $67

23 Power & Industrial Projects Overview Coke Battery - Detroit, MI Wood-fired Plant Cassville, WI • REF reduces mercury and NOx emissions from coal-fired plants • Builds on skill in capturing value from tax credits and other incentives • Total of 9 REF units in service Industrial Energy Services • Coke and pulverized coal production for steel customers • On-site energy services at industrial sites; 35 projects in 11 states o Acquired portfolio of 14 on-site energy projects from Duke Energy • Own 5 wood-fired power plants (4 operational; 1 in construction) • 21 landfill gas projects Renewable Energy Reduced Emissions Fuels Wood-fired Plant, Mt. Poso Reduced Emissions Fuel Plant

2012E 2013E 2014E 2015E 2016E 2017E Power & Industrial Projects operating earnings* potential of $140 million by 2017 24 ~$140 (millions) $48 - $52 $35 $65 $85 ($70) $25 $60 - $70 New Project Development Renewable Energy Reduced Emissions Fuel Industrial Energy Services Corporate allocations, interest, overheads * Reconciliation to GAAP reported earnings included in the appendix

REF earnings growth driven by relocations and continued optimization

DTE Energy



(millions)
2012 E
~$40
2013 E
~$50
2014 - 2017 E
$60 - $65

- Operations and volume on target at five placed units
- Two units relocated by year end

- Relocate two additional units
- Optimize existing operations

- Continued optimization of operations
- Potential for increased volume through additional relocations

25

• Overview • Utility Growth • Non - Utility Growth • Summary 26

Summary 27 • On track to achieve solid 2012 financial results • 2013 outlook supports ~5% EPS growth over midpoint of 2012 original guidance • Focused regulatory strategy, coupled with improved operational excellence and customer satisfaction, enables meaningful growth at the utilities • Solid earnings growth at non-utility businesses • Gas Storage & Pipelines developing growth platforms • Power & Industrial growth through acquisitions and expansion of existing portfolio • Long-term plan supports 5% - 6% operating EPS growth • Current equity issuance plan is supported by the recently announced monetization of Barnett and Marble Falls shale assets

Contact Us 28 DTE Energy Investor Relations www.dteenergy.com/investors (313) 235-8030

Appendix

3Q YTD Actual 30 2012 Operating Earnings* Guidance (millions, except EPS) Prior Guidance * Reconciliation to GAAP reported earnings included in the appendix Revised Guidance Guidance Drivers Detroit Edison $417 $438 - $448 $480 - $490 MichCon 60 110 - 115 110 - 115 Gas Storage & Pipelines 48 57 - 60 60 Unconventional Gas Production (3) - - Power & Industrial Projects 40 45 - 55 48 - 52 Energy Trading 3 30 - 50 10 - 25 Corporate & Other (36) (54) (54) DTE Energy $529 $626 - $674 $654 - $688 Operating EPS $3.08 $3.65 - $3.95 $3.80 - $4.00 Avg. Shares Outstanding 171 171 172 Increasing guidance midpoint to $3.90 • Increasing Detroit Edison guidance due to weather favorability partially offset by reinvestment O&M • One time actions at MichCon offset 1Q unfavorable weather • Stronger storage and transportation revenue at Gas Storage & Pipelines • Lower economic performance at Energy Trading    

31 Third Quarter 2012 Cash Flow DTE Energy Cash Flow ($ billions) Drivers • Cash flow increased due to collection of trackers partially offset by higher corporate income tax payments • Higher capital spending primarily due to Bluestone Pipeline project at Gas Storage & Pipelines; also higher base and growth capital at utilities YTD 2011 YTD 2012 Cash From Operations $1.5 $1.7 Capital Spending (1.1) (1.2) Free Cash Flow $0.4 $0.5 Asset Sales 0.0 0.0 Dividends (0.3) (0.3) Net Cash $0.1 $0.2

32 2012 Cash Flow & Capital Expenditures Guidance Capital Expenditures ($ millions) Cash Flow Summary ($ billions) 2012 Original 2012 Revised Guidance Guidance Cash From Operations $1.9 $2.2 Capital Spending (1.9) (2.1) Free Cash Flow $0.0 $0.1 Asset Sales 0.3 0.3 Dividends (0.4) (0.4) Net Cash ($0.1) $0.0 Debt ($0.1) $0.0 Equity issued for employee benefit programs is considered non-cash and not included in financing activities 2012 Original 2012 Revised Guidance Guidance Detroit Edison Base $785 $810 Environmental 255 170 Renewables / EE 235 265 $1,275 $1,245 MichCon Base $156 $156 Main Renewal 37 37 Meter Move-Out 22 22 $215 $215 $430 $660 Total $1,920 $2,120 Non-Utility / Corporate & Other

2011 2012E 33 *Debt excludes securitization, a portion of MichCon’s short-term debt, and considers 50% of the Trust Preferreds/Junior Subordinated Notes as equity • A strong balance sheet remains a key DTE priority • Series of credit improvements in 2012 – Fitch upgraded Detroit Edison and MichCon – Moody’s raised its outlook to Positive • Leverage and cash flow metrics within targeted ranges • $1.7 billion of available liquidity as of September 30, 2012 • ~$160 million of new equity 3Q YTD Leverage* Funds from Operations / Debt* 2011 2012E 50% Target 50% - 52% 24% 23% Target 22% - 24% 51% Strong Balance Sheet Supports Growth

Orjiakor Isiogu Commissioner Appointed: 9/9/07 Term Ends: 7/2/13 (Democrat) Greg White Commissioner Appointed: 12/4/09 Term Ends: 7/2/15 (Independent) Source: MPSC website - www.michigan.gov/mpsc - Jan. 2010 • The Michigan Public Service Commission is composed of three members appointed by the Governor with the advice and consent of the Senate. • Commissioners are appointed to serve staggered six-year terms. • No more than two Commissioners may represent the same political party. • One commissioner is designated as chairman by the Governor. 34 Michigan Public Service Commission (MPSC) John Quackenbush Chairman Appointed: 9/15/11 Term Ends: 7/2/17 (Republican)

35 $10.9 (billion) $14.3 (billion) Rate Base Detroit Edison 2012 – 2017 Investment Profile (millions) 2008-2011 Average 2012E 2013E 2014E 2015E 2016E 2017E $1,250 $1,500 $1,300 $1,100 $1,200 $1,300 $950 * Includes AMI, Ludington expansion and other investments 2013E - 2017E $1,200 $700 $500 $4,000 $6,400 $530 $660 Five Year Total Base Renewables Other Projects* Environmental

36 MichCon 2012 – 2017 Investment Profile (millions) 2012E 2013E 2014E 2015E 2016E 2017E $215 $210 $210 $210 $210 $210 2013E - 2017E $400 $650 $1,050 $93 $95 Five Year Total Base $2.6 (billion) $3.1 (billion) Rate Base Main Renewal, Meter Move-Out, Pipeline Integrity

MichCon Rate Case Filing (U-16999)

DTE Energy

Estimated Net Rate Request



($ millions)
$49
$27
$1
$77
Sales / Midstream Reductions
Rate Base / Capital Structure
O&M / Other
Total

Rate Case Highlights

Represents annual base rate growth of ~4%* since last rate increase; combined with declining gas prices, annual bills decreasing ~5%*

- Lower sales due to customer conservation and lower midstream revenues
- $377 million increase in rate base
- Other highlights
  - 11% return on equity
  - Modified revenue decoupling mechanism
  - Infrastructure recovery mechanism for main renewal, meter move-out and pipeline integrity
- Timeline
  - Filed: April 2012
  - Self-implemented $27 million: Nov. 2012
  - Proposal for decision: February 2013
  - Final Order: April 2013

*Projected annualized residential change from 2010 to 2013 (weather normalized)

37

Gas Storage & Pipeline: Overview 38 Corning Empire Bluestone Millennium Pipeline – 26.25% Bluestone Pipeline & Gathering Utica Shale Gas Storage Nexus • Fully contracted (6 year avg. term) • 90 Bcf of storage capacity in Michigan • Fully contracted (> 10 year avg. term) • 182 miles of pipe; 0.53 Bcf/d capacity • Expanding capacity to 0.8 Bcf/d in 2013 • Fully contracted (6 year avg. term) • 348 miles of pipe; 1.3 Bcf/d capacity • Partnering with Enbridge and Spectra • ~$1.2-$1.5 billion investment • Initial capacity of 1 Bcf/d; in-service 2015/16 Vector Pipeline – 40% DTE Gas Storage Proposed Nexus Gas Transmission • Initial lateral and gathering in-service November 2012 • Remaining lateral in-service Jan 2013

Initial gathering Gas Storage & Pipelines Bluestone pipeline & gathering update 39 • Right-of-way and permitting complete • Initial lateral and gathering in-service November 2012 • Remaining lateral in-service Jan 2013 • Anchor customer to drill ~25 wells in 2012 Bluestone Project • 180,000 acres within 5 miles of Bluestone • 6 major producers in area; discussions underway Additional Gathering Opportunities

Proposed Nexus Gas Transmission Project Location: Northeast Ohio to Vector pipeline in Michigan; utilize Vector pipeline to extend to Ontario market Partner Companies: DTE Energy, Enbridge and Spectra Energy; Memorandum of Understanding executed; proposed equal ownership interest Length: ~ 250 miles Capacity: At least 1 billion cubic feet per day Projected In-Service: With FERC approval in 2014, expect in-service by late 2015 or 2016 Estimated Cost: ~ $1.2 - $1.5 billion Project Overview 40

DTE Energy Trading Reconciliation of Operating Earnings* to Economic Net Income

DTE Energy

Operating Earnings* to Economic Net Income


($ millions)
$3
$28
$31
3Q YTD 2012 Operating Earnings*
Accounting Adjustments**
3Q YTD 2012 Economic Net Income
$36
$10
$46
3Q YTD 2011 Operating Earnings*
Accounting Adjustments**
3Q YTD 2011 Economic Net Income

- Economic net income equals economic gross margin*** minus O&M expenses and taxes
- DTE Energy management uses economic net income as one of the performance measures for external communications with analysts and investors
- Internally, DTE Energy uses economic net income as one of the measures to review performance against financial targets and budget

Energy Trading Operating Earnings*
($ millions, after-tax)

	3Q YTD 2011	3Q YTD 2012
Realized	$51	$44
Unrealized	25	(1)
O&M / Other	(40)	(40)
	$36	$3

* Reconciliation to GAAP reported earnings included in the appendix

** Consists of the income statement effect of the timing of recognition of the fair value of derivative contracts for accounting vs. economic purposes and not recognizing changes in the fair value of certain non-derivative contracts including physical inventory, certain physical commodity purchase or sale contracts and capacity contracts for transportation, transmission and storage. These contracts are not marked-to-market, instead are recognized for accounting purposes on an accrual basis

*** Economic gross margin is the change in net fair value of realized and unrealized purchase and sale contracts including certain non-derivative contract costs

41

Reconciliation of Other Reported to Operating Earnings Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. In this presentation, DTE Energy provides guidance for future period operating earnings. It is likely that certain items that impact the company’s future period reported results will be excluded from operating results. A reconciliation to the comparable future period reported earnings is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings. There were no reported to operating earnings adjustments in 3Q 2012, 2Q 2012, 1Q 2012 or 3Q 2011. 42

Reconciliation of YTD September 30, 2011 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

3Q YTD 2011 — **Net Income (millions)**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$561	$345	$69	$42	($5)	$27	$36	$47
Michigan Corporate Income Tax Adjustment	(88)	-	-	-	-	-	-	(88)
Fermi 1 Asset Retirement Obligation	9	9	-	-	-	-	-	-
Operating Earnings	$482	$354	$69	$42	($5)	$27	$36	($41)

3Q YTD 2011 — **EPS**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$3.30	$2.03	$0.41	$0.25	($0.03)	$0.16	$0.21	$0.27
Michigan Corporate Income Tax Adjustment	(0.52)	-	-	-	-	-	-	(0.52)
Fermi 1 Asset Retirement Obligation	0.05	0.05	-	-	-	-	-	-
Operating Earnings	$2.83	$2.08	$0.41	$0.25	($0.03)	$0.16	$0.21	($0.25)

43

44 Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors. Reconciliation of 2011 Reported to Operating Earnings 2011 DTE Energy Electric Utility Gas Utility Gas Storage & Pipelines Unc. Gas Prod. Power & Indust. Projects Energy Trading Corporate & Other R or d E r ings $711 $434 $110 $57 ($6) $38 $52 $26 Michigan Corporate Income Tax Adjustment (87) - - - - - - (87) Fermi 1 Asset Retirement Obligation 9 9 - - - - - - Operating Earnings $633 $443 $110 $57 ($6) $38 $52 ($61) Net Income ($ millions) 2011 DTE Energy Electric Utility Gas Utility Gas Storage & Pipelines Unc. Gas Prod. Power & Indust. Projects Energy Trading Corporate & Other Repor ed ar i $4.18 $2.55 $0.65 $0.34 ($0.04) $0.22 $0.31 $0.15 Michigan Corporate Income Tax Adjustment (0.50) - - - - - - (0.50) Fermi 1 Asset Retirement Obligation 0.05 0.05 - - - - - - Operating Earnings $3.73 $2.60 $0.65 $0.34 ($0.04) $0.22 $0.31 ($0.35) $EPS

Reconciliation of 2010 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2010 — **Net Income ($ millions)**

2010	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$630	$441	$127	$51	($11)	$85	$6	($69)
Performance Excellence Process - Cost to Achieve Deferral*	(20)	-	(20)	-	-	-	-	-
Settlement with Detroit Thermal	(3)	(3)	-	-	-	-	-	-
Operating Earnings	$607	$438	$107	$51	($11)	$85	$6	($69)

2010 — **$EPS**

2010	DTE Energy	Electric Utility	Gas Utility	Gas Storage & Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$3.74	$2.62	$0.75	$0.30	($0.06)	$0.50	$0.04	($0.41)
Performance Excellence Process - Cost to Achieve Deferral*	(0.12)	-	(0.12)	-	-	-	-	-
Settlement with Detroit Thermal	(0.02)	(0.02)	-	-	-	-	-	-
Operating Earnings	$3.60	$2.60	$0.63	$0.30	($0.06)	$0.50	$0.04	($0.41)

* Deferral of previously expensed cost to achieve as allowed for in June 3, 2010 MPSC order (case - U-15985)

45

Reconciliation of 2009 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2009 — **Net Income ($ millions)**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage and Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$532	$376	$80	$49	($9)	$31	$75	($70)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(13)	-	(13)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	13	-	13	-	-	-	-	-
Chrysler Bad Debt	5	4	-	-	-	1	-	-
General Motors Bad Debt	3	-	-	-	-	3	-	-
Antrim Hedge	3	-	-	-	-	-	-	3
Operating Earnings	$543	$380	$80	$49	($9)	$35	$75	($67)

2009 — **$EPS**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage and Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other
Reported Earnings	$3.24	$2.28	$0.49	$0.30	($0.05)	$0.19	$0.46	($0.43)
Gain on Sale - gathering and treating assets (before goodwill allocation)	(0.08)	-	(0.08)	-	-	-	-	-
Goodwill allocation - gathering and treating assets	0.08	-	0.08	-	-	-	-	-
Chrysler Bad Debt	0.03	0.02	-	-	-	0.01	-	-
General Motors Bad Debt	0.02	-	-	-	-	0.02	-	-
Antrim Hedge	0.01	-	-	-	-	-	-	0.01
Operating Earnings	$3.30	$2.30	$0.49	$0.30	($0.05)	$0.22	$0.46	($0.42)

46

Reconciliation of 2008 Reported to Operating Earnings

DTE Energy

Use of Operating Earnings Information – DTE Energy management believes that operating earnings provide a more meaningful representation of the company's earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

2008 — **Net Income ($ millions)**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage and Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other	Synfuel
Reported Earnings	$546	$331	$85	$38	$84	$40	$42	($94)	$20
Performance Excellence Process	6	-	4	-	-	1	1	-	-
Core Barnett Sale	(81)	-	-	-	(81)	-	-	-	-
Antrim hedge	13	-	-	-	-	-	-	13	-
Barnett Lease impairment	5	-	-	-	5	-	-	-	-
Crete Sale - Tax True up	2	-	-	-	-	-	-	2	-
Synfuel Discontinued Operations	(20)	-	-	-	-	-	-	-	(20)
Operating Earnings	$471	$331	$89	$38	$8	$41	$43	($79)	$ -

2008 — **$EPS**

	DTE Energy	Electric Utility	Gas Utility	Gas Storage and Pipelines	Unc. Gas Prod.	Power & Indust. Projects	Energy Trading	Corporate & Other	Synfuel
Reported Earnings	$3.34	$2.03	$0.52	$0.23	$0.52	$0.25	$0.26	($0.59)	$0.12
Performance Excellence Process	0.05	-	0.03	-	-	0.01	0.01	-	-
Core Barnett Sale	(0.50)	-	-	-	(0.50)	-	-	-	-
Antrim hedge	0.08	-	-	-	-	-	-	0.08	-
Barnett Lease impairment	0.03	-	-	-	0.03	-	-	-	-
Crete Sale - Tax True up	0.01	-	-	-	-	-	-	0.01	-
Synfuel Discontinued Operations	(0.12)	-	-	-	-	-	-	-	(0.12)
Operating Earnings	$2.89	$2.03	$0.55	$0.23	$0.05	$0.26	$0.27	($0.50)	$ -

47